Exhibit 99.3
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
On July 19, 2010, Synchronoss Technologies, Inc. (the “Company”) completed the acquisition of FusionOne, Inc. (“FusionOne”) pursuant to the Agreement and Plan of Merger dated July 6, 2010.
The unaudited pro forma combined condensed balance sheet as of June 30, 2010 is presented as if the acquisition of FusionOne had occurred on June 30, 2010. The unaudited pro forma combined condensed statements of operations are presented as if the acquisitions of FusionOne had occurred on January 1, 2009 with recurring merger-related adjustments reflected in each of the periods presented.
The acquisitions have been accounted for using the acquisition method of accounting and, accordingly, the total estimated purchase consideration of the acquisitions were allocated to the tangible assets and identifiable intangible assets acquired and liabilities assumed based on their relative fair values. The excess of the purchase consideration over the net tangible and identifiable intangible assets acquired and liabilities assumed were recorded as goodwill. Determination of the FusionOne purchase price and allocations of the FusionOne purchase price used in the unaudited pro forma combined condensed financial statements are based upon preliminary estimates and assumptions. These preliminary estimates and assumptions could change significantly during the measurement period as the Company finalizes the valuations of the net tangible assets and intangible assets acquired and liabilities assumed. Any change could result in material variances between our future financial results and the amounts presented in these unaudited combined condensed financial statements, including variances in fair values recorded, as well as expenses associated with these items.
The unaudited pro forma combined condensed statements of operations do not reflect nonrecurring acquisition related charges resulting from the acquisition transactions.
The unaudited pro forma combined condensed statements are for information purposes only and do not purport to represent what the Company’s actual results would have been if the acquisitions had been completed as of the date indicated above or that may be achieved in the future. The unaudited pro forma combined condensed statement of operations does not include the effects of any cost savings from operating efficiencies and synergies that may result from the acquisitions.
The unaudited pro forma combined condensed financial statements, including the notes thereto, should be read in conjunction with the Company’s historical financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 filed on March 9, 2010, and FusionOne’s historical financial statements for the year ended December 31, 2009 and for the six-month period ended June 30, 2010 included as Exhibits 99.1 and 99.2 in this Current Report on Form 8-K/A.

SYNCHRONOSS TECHNOLOGIES, INC.
UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
(In thousands)

	Historical
	As of June 30, 2010		Pro Forma		Pro Forma
	Synchronoss	FusionOne	Adjustments		Combined
ASSETS
Current assets:
Cash and cash equivalents	$92,168	$2,664	$(32,172	)(a)	$62,660
Marketable securities	2,204	—			2,204
Accounts receivable, net	30,375	374			30,749
Prepaid expenses and other current assets	6,251	167			6,418
Deferred tax assets	1,468	—			1,468

Total current assets	132,466	3,205	(32,172)		103,499

Marketable Securities	7,909	—			7,909
Property and equipment, net	25,690	631			26,321
Goodwill	6,911	—	25,957	(b)	32,868
Intangible assets, net	2,221	—	32,700	(b)	34,921
Deferred tax assets	9,000	—			9,000
Other assets	2,314	48			2,362

Total assets	$186,511	$3,884	$26,485		$216,880

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,757	$528			$5,285
Accrued expenses	6,079	1,847	2,161	(c)	10,087
Current portion of capital lease obligations	—	167			167
Customer advances	—	1,280			1,280
Deferred revenue, current	4,023	7,118	(4,510	)(d)	6,631

Total current liabilities	14,859	10,940	(2,349)		23,450

Lease financing obligation — long-term	9,181	—			9,181
Warrant liability	—	6,000	(6,000	)(e)	—
Capital lease obligations, less current portion	—	3			3
Deferred revenue, less current portion	—	3,000	(2,800	)(d)	200
Contingent purchase price	—	—	16,600		16,600
Other liabilities	1,605	—			1,605

Stockholders equity:
Convertible preferred stock	—	103	(103	)(f)	—
Common stock	3	20	(20	)(f)	3
Treasury stock	(23,713)	—			(23,713)
Additional paid-in capital	126,504	161,476	(154,340	)(f)(g)	133,640
Accumulated other comprehensive income	2	(11)	11	(f)	2
Retained earnings	58,070	(177,647)	175,486	(c)(f)	55,909

Total stockholders’ equity	160,866	(16,059)	21,034		165,841

Total liabilities and stockholders’ equity	$186,511	$3,884	$26,485		$216,880

See notes to Unaudited Pro Forma Combined Condensed Financial Statements

SYNCHRONOSS TECHNOLOGIES, INC.
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2009
(In thousands, except per share data)

	Historical
	For the twelve months ended
	December 31, 2009		Pro Forma	Pro Forma
	Synchronoss	FusionOne	Adjustments	Combined
Net revenues	$128,805	$9,126		$137,931
Costs and expenses:
Cost of services*	64,455	1,822		66,277
Research and development	13,153	11,480		24,633
Selling, general and administrative	23,650	10,655		34,305
Depreciation and amortization	8,499	1,043	2,638 (h)	12,180

Total costs and expenses	109,757	25,000	2,638	137,395

Income/(loss) from operations	19,048	(15,874)	(2,638)	536
Interest and other income/(expense)	(215)	(135)		(350)

Income before income tax expense	18,833	(16,009)	(2,638)	186
Income tax expense	(6,536)	62		(6,474)

Net income	$12,297	$(15,947)	$(2,638)	$(6,288)

Net income per common share:
Basic	$0.40			$(0.20)

Diluted	$0.39			$(0.20)

Weighted-average common shares outstanding:
Basic	30,813		398	31,211

Diluted	31,145		398	31,543

See notes to Unaudited Pro Forma Combined Condensed Financial Statements

SYNCHRONOSS TECHNOLOGIES, INC.
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2010
(In thousands, except per share data)

	Historical
	For the six months ended
	June 30, 2010		Pro Forma	Pro Forma
	Synchronoss	FusionOne	Adjustments	Combined
Net revenues	$72,281	$9,989		$82,270
Costs and expenses:
Cost of services*	36,655	851		37,506
Research and development	9,191	5,423		14,614
Selling, general and administrative	12,845	4,620		17,465
Depreciation and amortization	3,852	358	1,319 (h)	5,529

Total costs and expenses	62,543	11,252	1,319	75,114

Income/(loss) from operations	9,738	(1,263)	(1,319)	7,156
Interest expense and other expense	(334)	(12)		(346)

Income before income tax expense	9,404	(1,275)	(1,319)	6,810
Income tax expense	(3,718)	—		(3,718)

Net income	$5,686	$(1,275)	$(1,319)	$3,092

Net income per common share:
Basic	$0.18			$0.10

Diluted	$0.18			$0.10

Weighted-average common shares outstanding:
Basic	31,124		398	31,522

Diluted	32,057		398	32,455

See notes to Unaudited Pro Forma Combined Condensed Financial Statements

SYNCHRONOSS TECHNOLOGIES, INC.
NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
1. BASIS OF PRO FORMA PRESENTATION
On July 19, 2010, Synchronoss Technologies, Inc. (the “Company”) completed the acquisition of FusionOne, Inc. (“FusionOne”) pursuant to the Agreement and Plan of Merger and Reorganization dated July 6, 2010 (the Merger Agreement).
The unaudited pro forma combined condensed balance sheet as of June 30, 2010 is based on the historical financial statements of the Company and FusionOne after giving effect to the acquisition adjustments resulting from the acquisition of FusionOne. The unaudited pro forma combined balance sheet as of June 30, 2010 is presented as if the acquisition had occurred on June 30, 2010.
The unaudited pro forma combined condensed statements of operations for the year ended December 31, 2009 are based on the historical financial statements of the Company for the year then ended and FusionOne’s historical financial statements for the year then ended after giving effect to the acquisition adjustments. The unaudited pro forma combined condensed statements of operations for the six months ended June 30, 2010 are based on the historical financial statements of the Company for the period then ended and FusionOne’s historical financial statements for the period then ended after giving effect to the acquisition adjustments. The unaudited pro forma combined condensed statements of operations is presented as if the FusionOne acquisition had occurred on January 1, 2009.
2. FUSIONONE ACQUISITION
On July 19, 2010, the Company completed the acquisition of FusionOne. Pursuant to the Merger Agreement, the Company paid approximately $32.0 million in cash and issued approximately 400 thousand common shares of the Company’s Common Stock valued at approximately $7.1 million based on the Company’s July 19, 2010 closing stock price per share, and potentially may make payments totaling up to $35 million in cash and stock, based on achievements of certain financial targets for the period from July 1, 2010 through December 31, 2011.
The Company accounted for this business combination by applying the acquisition method, and accordingly, the estimated purchase price was allocated to the tangible assets and identifiable intangible assets acquired and liabilities assumed based upon their relative fair values. The excess of the purchase price over the net tangible and identifiable intangible assets and liabilities was recorded as goodwill.
Total estimated purchase price is summarized as follows:

Cash consideration	$32,200
Value of Synchronoss common stock issued	7,100
Estimated fair value of contingent cash payments (earnout)	16,600

Total preliminary estimated purchase price	$55,900

For purposes of this pro forma analysis, the above estimated purchase price has been allocated based upon a preliminary estimate of the fair value of assets acquired and liabilities assumed (the Company expects the purchase price allocation will be finalized in 2011):

Net tangible assets (liabilities)	$(2,757)
Identifiable intangible assets
Trade name	500
Technology	15,000
Customer relationships	17,200
Assembled workforce	2,900
Goodwill, excluding assembled workforce	23,057

Total purchase price	$55,900

The fair values of the trade name and the technology were determined based on an income approach using the relief-from-royalty method. A royalty rate of 10% was used to value both the trade name and the technology. The royalty rate was based on third-party licensing transactions for similar technologies and companies. The remaining useful lives of the trade name and the technology were estimated based on the pattern of projected economic benefit of the asset and expected migration from existing to future technology.
The fair value of the customer relationships were determined based on an income approach using the excess earnings method. A discount rate of 17.0% was used to value the customer relationships. The discount rate was estimated using a discount rate based on the implied rate of return of the transaction, adjusted for the specific risk profile of the asset. The remaining useful life of the customer relationships was estimated based on projected customer attrition rates and new customer acquisition, and the pattern of projected economic benefit of the asset.
The fair value of the assembled workforce was determined based on a cost approach using the replacement cost. The fair value was determined by considering hiring and training costs which were estimated to be 20% of total compensation multiplied by the current workforce. The assembled workforce is considered a component of goodwill, therefore, there is no estimated useful life and it will not be amortized. Rather, it will be tested for impairment at least annually as a component of goodwill.
Of the total purchase price, $26.0 million remains as goodwill. Goodwill represents the excess of the purchase price over the fair value of the underlying net tangible and identifiable intangible assets acquired and liabilities assumed and goodwill is not deductible for tax purposes. The acquisition of FusionOne is intended to complement and to further enhance the Company’s product offerings. These new opportunities, among other factors were the reasons for the purchase price resulting in the recognition of a significant amount of goodwill. Goodwill amounts are not amortized, but rather are tested for impairment at least annually. In the event that the Company determines that the value of goodwill has become impaired, the Company will record an accounting charge for the amount of impairment during the fiscal quarter in which such determination is made.
3. PRO FORMA ADJUSTMENTS
The unaudited pro forma combined condensed balance sheets and statements of operations give effect to the following pro forma adjustments:
(a) To record the payment of the cash portion of the FusionOne merger consideration of approximately $32.2 million.
(b) To record the estimated fair value of identifiable intangible assets and goodwill resulting from the FusionOne acquisition (see footnote 2 above).
(c) To record direct transaction costs related to the acquisition of FusionOne.
(d) To adjust FusionOne’s deferred revenue balance to fair value, as there is a legal performance obligation for contracts acquired.

(e) To eliminate FusionOne’s warrant liability cancelled with closing date gross closing consideration in pursuant to Section 2.01(c) (iii) of the July 6, 2010 merger agreement.
(f) To eliminate FusionOne’s historical redeemable convertible preferred stock, common stock, additional paid-in capital, accumulated comprehensive loss and accumulated deficit.
(g) To record the issuance of 397,990 shares of the Company’s common stock valued at approximately $7.1 million based on the Company’s July 19, 2010 closing stock price per share.
(h) To record amortization expense for the year ended December 31, 2009 and for the six months ended June 30, 2010, related to acquired intangibles resulting from the FusionOne acquisition as follows:

			Expense for the	Expense for the
		Estimated useful	year ended	six months ended
Intangible Assets	Estimated fair value	life (in years)	December 31, 2009	June 30, 2010
Trade name	$500	8.0	$63	$31
Technology	15,000	10.0	1,500	750
Customer relationships	17,200	16.0	1,075	538

Total preliminary estimated purchase price	$32,700		$2,638	$1,319